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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): January 8, 2018

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Suite 260
Atlanta Georgia 30328
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2018, Beazer Homes USA, Inc. (the “Company”) announced that Keith L. Belknap had joined the Company as Executive Vice President and General Counsel, succeeding Kenneth F. Khoury, formerly Executive Vice President, General Counsel and Chief Administrative Officer. This change is part of a planned transition of responsibilities that will lead to Mr. Khoury’s eventual retirement.  Mr. Khoury remains with the Company as Executive Vice President, Administration, and will continue managing the Company’s Human Resources and Information Technology functions.
As a result of these changes, certain terms of Mr. Khoury’s Employment Agreement dated September 18, 2014 are amended as set forth on the attached Schedule A and incorporated herein by reference.

Item 8.01	Other Events
On January 8, 2018, the Company issued the attached press release announcing that Keith L. Belknap has joined the Company as Executive Vice President and General Counsel, effective January 8, 2018.  Mr. Belknap was most recently Executive Vice President, Business Development, General Counsel, Corporate Secretary and Chief Compliance Officer of Mueller Water Products, Inc.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

10.1	Changes to Employment Agreement dated September 18, 2014 by and between Kenneth F. Khoury and the Company.
99.1	Press Release dated January 8, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date:	January 8, 2018	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury Executive Vice President, Administration